                                                                     EXHIBIT 4.3


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                             JCP RECEIVABLES, INC.
                                     Buyer



                                      and



                           J. C. PENNEY COMPANY, INC.
                                     Seller




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                         RECEIVABLES PURCHASE AGREEMENT
                         Dated as of September 5, 1988



================================================================================

                             RECEIVABLES PURCHASE
                                   AGREEMENT


     RECEIVABLES PURCHASE AGREEMENT, dated as of September 5, 1988, by and between J. C. PENNEY COMPANY, INC., a Delaware corporation ("Seller"), and JCP RECEIVABLES, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H;

     WHEREAS, Buyer desires to purchase from time to time certain Receivables (hereinafter defined) due or to become due to Seller under certain specified credit card accounts of Seller; and

     WHEREAS, Seller desires to sell from time to time and assign certain Receivables to Buyer upon the terms and conditions hereinafter set forth; and

     WHEREAS, Buyer is a subsidiary of Seller and a portion of the Receivables will be transferred to Buyer by Seller as part of the initial capitalization of Buyer; and

     WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by Buyer to the Trust (hereinafter defined) in connection with the issuance of certain Certificates (hereinafter defined); and

     WHEREAS, Buyer will grant to the Trustee (hereinafter defined) a security interest in Buyer's rights relating to the Receivables under this Agreement, and Seller agrees that all covenants and agreements made by Seller herein with respect to the Accounts and Receivables shall also be for the benefit of the Trustee and all holders of the Certificates;

     NOW, THEREFORE, it is hereby agreed by and between Buyer and Seller as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Account" shall mean each Seller credit card account in one of Seller' s Cycles which is an Eligible Account on the Cut Off Date, which is established pursuant to a Credit Card Agreement and which is identified by account number and by Receivable balance as of the Cut Off Date and shall also include Additional Accounts (which may be in the same or different Cycles) as of each Addition Date identified in each computer file or microfiche list delivered to Buyer by Seller pursuant to Section 2.2. The term "Account" shall also be deemed to refer to an Additional Account, but only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account prior to but not after the Repurchase Date with respect thereto.

     "Addition Date" shall mean, with respect to any Additional Accounts, the date five Business Days after the period or date when such Additional Accounts are required or permitted to be designated hereunder pursuant to Section 2.2(a) hereof or the date such Additional Account is added as an Account pursuant to
Section 2.2(b) hereof.

     "Additional Accounts" shall mean the Eligible Accounts designated after the Initial Closing Date in accordance with Section 2.2.

     "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

     "Business Day" shall mean each day which is neither a Saturday, a Sunday nor any other day on which banking institutions or trust companies in the State or City of New York or the State of Texas are authorized or obligated by law or required by executive order or government decree to be closed.

     "Buyer" shall mean JCP Receivables, Inc., a Delaware corporation.

     "Certificate" shall mean any one of any Series of Investor Certificates or the Exchangeable Certificate.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Register" shall mean the register maintained pursuant to
Section 6.3 of the Servicing Agreement, providing for the registration of the Certificates and transfers and exchanges thereof.

     "Conveyance Papers" shall have the meaning specified in Section 4.1(b).

     "Credit Adjustment" shall have the meaning specified in Section 3.4 hereof.

     "Credit Card Agreement" shall mean the Seller Retail Installment Credit Agreement (Revolving Credit Agreement), Seller form 2218, attached as Exhibit D, or a variant thereof reflecting a particular state's usury and retail installment sales laws, as such agreement may be amended, modified or otherwise changed from time to time by Seller.

     "Credit Card Guidelines" shall mean Seller's policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time by Seller.

     "Credit Insurance" shall mean life, accident, health, disability or other insurance of an Obligor to Seller to insure payment of any amount owing by such Obligor under an Account and which proceeds of such insurance are payable to Seller upon such Obligor's death or disability.

     "Cut Off Date" shall mean September 5, 1988.

     "Cycle" shall mean, with respect to any Account, the monthly billing cycle for such Account as determined in accordance with the Credit Card Guidelines as in effect on the date of this Agreement.

     "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Seller's computer master file of accounts (without regard to the effective date of such recordation).

     "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Defaulted Account" shall have the meaning set forth in the Servicing Agreement.

     "Eligible Account" shall mean, as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Notice Date in respect of Additional Accounts added pursuant to subsection 2.2(a) or as of the date such Account is added to a Cycle in respect of Additional Accounts added pursuant to subsection 2.2(b)) each Account:

          (a)  which is payable in United States dollars; and

          (b) which is serviced in any credit service center of Seller which is located in the United States.

     "Eligible Receivable" shall mean each Receivable:

          (a)  which has arisen under an Eligible Account;

          (b)  which was created in compliance, in all material

respects, with all Requirements of Law applicable to Seller and Buyer and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to Seller and Buyer;

          (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Seller and Buyer in connection with the creation of such Receivable or the execution, delivery and performance by Seller and Buyer of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

          (d) as to which, at the time of the creation of such Receivable, Seller, Buyer or the Trust had good and marketable title thereto free and clear of all Liens arising under or through Seller or Buyer (other than Liens permitted pursuant to subsection 5. l(d));

          (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

          (f) which constitutes an "account" under and as defined in Article 9 of the UCC as then in effect in any state where the Seller's chief executive office or books and records relating to the Receivables are located.

     "Exchangeable Certificate" shall mean the certificate designated the "Exchangeable Certificate" under the Servicing Agreement executed by Buyer and authenticated by the Trustee and exchangeable for one or more Series of Investor Certificates and a reissued Exchangeable Certificate issued pursuant to the Servicing Agreement.

     "Finance Charge Receivables" shall have the meaning set forth in the Servicing Agreement.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Ineligible Receivable" shall have the meaning specified in Section 6.1.

     "Initial Accounts" shall have the meaning specified in Section 2.1.

     "Initial Closing Date" shall mean September 21, 1988.

     "Insurance Proceeds" shall mean any amounts paid to Seller pursuant to any Credit Insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

     "Insurance Receivables" shall mean all Receivables payable by Obligors for purchase of insurance, other than Receivables for Credit Insurance.

     "Investor Certificates" shall mean any one of the certificates executed by Buyer and authenticated by the Trustee pursuant to the Servicing Agreement.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "Monthly Period" shall mean the period from and including the first day of the calendar month preceding a related Settlement Date to and including the last day of such calendar month, or, in the case of the first Monthly Period, the period from the Initial Closing Date to the last day of the calendar month in which such closing occurs.

     "Notice Date" shall have the meaning specified in Section 2.2.

     "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "Periodic Finance Charges" shall mean the finance charges specified in the Credit Card Agreements.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Principal Receivable" shall have the meaning set forth in the Servicing Agreement.

     "Purchase Price" shall have the meaning set forth in Section 3.1.

     "Receivable" shall mean any amount owing by the Obligors under an Account (including amounts in Defaulted Accounts) from time to time, including, without limitation, amounts owing for the payment of goods and services, Periodic Finance Charges, late charges, returned check fees, Special Fees and premiums for Credit Insurance, if any, but shall exclude therefrom for all purposes Insurance Receivables unless provided to the contrary in any Supplement.

     "Reconveyance" shall mean an instrument substantially in the form and upon the terms of Exhibit B hereto.

     "Recoveries" shall have the meaning set forth in the Servicing Agreement.

     "Removed Accounts" shall have the meaning set forth in Section 6.2.

     "Requirements of Law" for any Person shall mean the certificate of incorpo-ration or articles of association and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

     "Repurchase Date" shall have the meaning set forth in Section 6.2.

     "Repurchase Notice Date" shall have the meaning set forth in Section 6.2.

     "Repurchase Price" shall mean the Repurchase Price specified in subsection 6.1(c) or 6.2(a), as the case may be.

     "Seller" shall mean J. C. Penney Company, Inc., a Delaware corporation.

     "Series" shall mean any Series of Investor Certificates issued pursuant to the Servicing Agreement.

     "Servicer" shall mean initially Seller in such capacity and thereafter any Person appointed as successor under the Servicing Agreement to service the Receivables.

     "Servicing Agreement" shall mean the Master Pooling and Servicing Agree ment dated as of the date hereof among Seller, Buyer, and The Fuji Bank and Trust

Company, a New York banking corporation, as Trustee, and all amendments and supplements thereto.

     "Settlement Date" shall have the meaning specified in Section 3.5.

     "Settlement Statement" shall mean a document substantially in the form of Exhibit C hereto.

     "Special Fees" shall mean Receivables which are fees which are not now but may from time to time be assessed on the Accounts.

     "Supplemental Conveyance" shall mean an instrument substantially in the form and upon the terms of Exhibit A hereto.

     "Trust" shall mean the trust created by the Servicing Agreement.

     "Trustee" shall mean the institution executing the Servicing Agreement as Trustee, or its successor in interest, or any successor or additional trustee appointed as provided in the Servicing Agreement.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     Section 1.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

          (b) All terms defined in the Servicing Agreement shall have the defined meanings when used in this Agreement or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, unless otherwise defined herein or therein.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with
Section 1.3 of the Servicing Agreement.


                                  ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

     Section 2.1 Purchase. (a) Subject to and upon the terms and conditions hereinafter set forth, Seller (i) hereby sells, transfers, conveys, and assigns to Buyer, without recourse, all of Seller's right, title, and interest in, to, and under the Receivables now existing and hereafter created in respect of each Account listed on Schedule One hereto identified by account number and by Receivable balance as of the Cut Off Date (the "Initial Accounts"), together with all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds thereof (including, without limitation, "proceeds" as defined in the UCC in any state where Seller's or Servicer's chief executive offices or books and records relating to Receivables are located), and Insurance Proceeds relating thereto, and (ii) subject to the provisions of
Section 2.2, on each Addition Date, Seller shall sell, transfer, convey, and assign to Buyer, without recourse, all of Seller's rights, titles, and interests in, to, and under the Receivables then existing or thereafter created in respect of each Additional Account designated in a Supplemental Conveyance effective on the Addition Date therefor, together with all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds thereof (including, without limitation, "proceeds" as defined in the UCC in any state where Seller's or Servicer's chief executive offices or books and records relating to Receivables are located), and Insurance Proceeds relating thereto.

          (b) In connection with such sale and conveyance, Seller shall, at its own expense, on or prior to the Initial Closing Date (i) indicate in its computer files that Receivables created in connection with the Initial Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders and (ii) deliver to Buyer (or to the Trustee, if Buyer so directs) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by the Receivables balance as of the Cut Off Date.

          (c) In connection with such sale and conveyance, Seller agrees (i) to record and file, at its own expense, any financing statement for the purchase of accounts (as defined in Section 9-106 of the UCC as in effect in any state where the Seller's or Servicer's chief executive offices or books and records relating to the Receivables are located), with respect to the Receivables now existing and hereafter created in respect of each Account (other than Receivables in Additional Accounts), meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables from Seller to Buyer, and (ii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this Section 2.1, consist of telephone confirmations of such filings) to Buyer (or to the Trustee, if Buyer so directs) on or prior to the Initial Closing Date.

     Section 2.2 Addition of Additional Accounts. (a) If from time to time, Buyer becomes obligated to require Seller to designate Additional Accounts pursuant to Section 2.6(a) of the Servicing Agreement, then Buyer shall give Seller written notice thereof on or before the fifth Business Day (the "Notice Date") prior to the Addition Date therefor and Seller shall on or before the Addition Date designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof Buyer will be in
compliance with the requirements of said Section 2.6(a).   Additionally, subject
to the limitations, if any, on Buyer's ability to add Additional Accounts under
Section 2.6(b) of the Servicing Agreement, from time to time Eligible Accounts may be designated to be included as Additional Accounts, upon the mutual agreement of Buyer and Seller. In either event, Seller shall have sole responsibility for selecting the Additional Accounts and shall on or prior to the Addition Date therefor execute and deliver a Supplemental Conveyance identifying the Additional Accounts by account number and Receivables balance as of the Addition Date, which Supplemental Conveyance shall be effective upon receipt by Buyer.

          (b) At any time that Receivables in substantially all Eligible Ac counts of any Cycle have been transferred to the Trust, then, in accordance with
Section 2.6(c) of the Servicing Agreement, on each day that an Eligible Account is added to such Cycle, such Eligible Account shall, until notice from either party hereto to the other to the contrary, automatically be designated to be included as an Additional Account effective as of such date of inclusion in such Cycle. Seller shall on or before five Business Days after the first day of each calendar month next succeeding the Monthly Period of such conveyance execute a Supplemental Conveyance identifying all such Additional Accounts so designated during the preceding Monthly Period, identifying such Additional Accounts by account number and the aggregate amount of the Receivables in such Additional Accounts as of such fifth Business Day of the month.

          (c) On or before each Addition Date with respect to Additional Accounts added pursuant to Section 2.2(a) and on or before five Business Days after the first day of the Monthly Period next succeeding the calendar month in which Additional Accounts were added pursuant to Section 2.2(b), Seller (i) shall indicate in its computer files that the Receivables created in connection with such Additional Accounts have been sold by Seller to Buyer in accordance with this Agreement and transferred by Buyer to the Trust pursuant to the Servicing Agreement, and (ii) shall deliver to Buyer a computer file or microfiche list containing a true and complete list of all Additional Accounts designated in the respective Supplemental Conveyance, or, if Buyer shall so direct, such computer file or microfiche list shall be delivered to the Trustee pursuant to the Servicing Agreement. Seller's failure to deliver the list prior to termination shall not be deemed to render such transfer executory or uncompleted.


                                  ARTICLE III

                           CONSIDERATION AND PAYMENT

     Section 3.1 Purchase Price. Except as provided in Section 3.2, the Purchase Price for the Receivables (including Receivables in Additional Accounts) conveyed to the Buyer under this Agreement shall be a dollar amount equal to the total recorded unpaid balance of the Principal Receivables on the Cut Off Date in respect of the Initial Accounts and on each day thereafter that additional Receivables are thereafter created in the Initial Accounts or in Additional Accounts on or after the Addition Date in respect thereof.

     Section 3.2 Capital Contribution. $5,250,000 of the Receivables conveyed as of the Initial Closing Date are to be transferred by Seller to Buyer as a capital contribution to Buyer.

     Section 3.3 Payment of Purchase Price. The Purchase Price for Receivables, other than those contributed to capital as set forth in Section 3.2, shall be paid or provided for on the Initial Closing Date, each Addition Date (other than Addition Dates arising under Section 2.2(b)), and each Settlement Date, as the case may be, in either of the following ways (or any combination thereof) as Buyer and Seller may mutually agree from time to time:
(i) by payment in cash in immediately available funds; or (ii) in the event that the total Purchase Price is not paid in full in cash as aforesaid, by the sale, transfer, and assignment by Buyer to Seller on the Initial Closing Date, each Addition Date (other than Addition Dates arising under Section 2.2 (b)) and each Settlement Date, as the case may be, of a participation interest in and to Buyer's interest in the Trust, including, without limitation, Buyer's interest in the Exchangeable Certificate, in the principal amount of such cash shortfall, as such principal amount may be adjusted from time to time hereunder. The characteristics of such participation interest shall be as follows:

               (a) the principal amount of the participation interest outstanding from time to time shall accrue interest from the initial date of purchase until payment thereof, payable monthly on each Settlement Date in respect of the number of days unpaid during the preceding Monthly Period, at a monthly rate of interest (calculated on the basis of a 30-day month) equal to the lesser of (A) 0.75% or (B) the monthly percentage return equivalent to the amount paid to Buyer as holder of the Exchangeable Certificate pursuant to subsection 4.3(c)(iii) of the Servicing Agreement in respect of collections of Finance Charge Receivables during the Monthly Period prior to such Settlement Date, after deducting from such payments the amount of Servicing Fee paid or payable by Buyer with respect to such Monthly Period pursuant to Section 3.2 of the Servicing Agreement, the amount of the Default Amount allocated to the Exchangeable Certificate with respect to such Monthly Period, and the amount of any fees or other amounts payable by Buyer to any Letter of Credit Bank or Repurchase Letter of Credit Bank with respect to such Monthly Period;

               (b) the accrued interest payable with respect to any Monthly Period shall be paid in cash on the Settlement Date next following the end of such Monthly Period;

               (c) the outstanding principal amount of such participation interest shall be payable as, if and when the Buyer receives any of the following amounts from the Trustee or the Servicer: (i) payments with respect to

     Principal Receivables allocable to the Exchangeable Certificate; (ii) payments of any portion of the Finance Charge Receivables paid with respect to the Exchangeable Certificate, representing an amount equal to any Default Amount allocable to the Exchangeable Certificate; (iii) payments of any amounts paid to Buyer pursuant to subsections 4.3(c)(i)(B), 4.5(b), or 4.5(c) of the Servicing Agreement; and (iv) the proceeds arising from the sale by Buyer of any Investor Certificates received upon an exchange of the Exchangeable Certificate;

               (d) unless otherwise agreed by Buyer and Seller, all additions to, subtractions from and other adjustments to the principal balance of the participation interest shall be deemed for all purposes hereof to be effective as of the Settlement Date in the Monthly period during which the event giving rise to such addition, subtraction or adjustment occurs; and

               (e) the obligation of Buyer to repay the holder of the participation interest from the amounts paid to Buyer in respect of Finance Charge Receivables, Principal Receivables, and other sources of funds described in items (a) and (c) immediately preceding in the manner prescribed in this Section 3.3 shall be the sole and exclusive remedy available to Seller or any holder of the participation interest and no further or additional recourse shall be available against Buyer.

Buyer, at its option, may prepay all or any portion of the principal balance of the participation interest at any time.

     Section 3.4 Adjustments to Purchase Price. The Purchase Price shall be adjusted on a monthly basis (a "Credit Adjustment") with respect to any Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by Seller by any rebate, refund, chargeback, or adjustment, or (iii) which was created through a fraudulent or counterfeit charge, as determined and allocated to the Accounts in the good faith judgment of Servicer, or (iv) which was removed from an Account and transferred to another Seller account which is not an Account by reason of a request by the Obligor to change Cycles.

     Section 3.5 Settlement. On each "Distribution Date" under the Servicing Agreement (herein, a "Settlement Date"), Seller shall deliver to Buyer a Settlement Statement in substantially the form of Exhibit C, showing the aggregate Purchase

Price of Receivables conveyed to Buyer during the previous Monthly Period, the aggregate Repurchase Price of Receivables repurchased during such Monthly Period, the amount of interest due on such Settlement Date with respect to such Monthly Period, the amount of principal payments due with respect to such Monthly Period and the amount which remained unpaid as of the end of such Monthly Period, any Credit Adjustments made with respect to such Monthly Period pursuant to Section 3.4 hereof and the amounts of any adjustments to the principal balance of the participation interest during such Monthly Period. Any balance due from Buyer to Seller or from Seller to Buyer as reflected on such Settlement Statement which is not payable in immediately available funds pursuant to Section 3.3 shall, unless otherwise agreed, automatically be reflected as an adjustment to the principal balance of the participation interest from Buyer to Seller maintained in accordance with Section 3.3.


                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Seller's Representations and Warranties. Seller hereby represents and warrants to, and agrees with, Buyer as of the Initial Closing Date that:

          (a) Organization, Good Standing, and Qualification. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver, and perform its obligations under this Agreement. Seller is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

          (b) Due Authorization. The execution and delivery of this Agreement, any Supplemental Conveyance, the Servicing Agreement, or any other document or instrument delivered pursuant hereto or thereto (the "Conveyance Papers") and the consummation of the transactions provided for in this Agreement or any other Conveyance Paper have been duly authorized by all necessary corporate action on the part of Seller.

          (c) No Conflict. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Seller is a party or by which it or any of its properties are bound.

          (d) No Violation. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with or violate any material Requirements of Law applicable to Seller.

          (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Seller, threatened against Seller, before any Governmental Authority (i) asserting the invalidity of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of Seller, would materially and adversely affect the performance by Seller of its obligations under the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Conveyance Papers.

          (f) All Consents Required. All approvals, licenses, authorizations, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers have been obtained.

          (g) Identification of Accounts and Receivables. As of the Initial Closing Date, Seller has (i) indicated in its computer files that Receivables created in respect of the Initial Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of Certificateholders and (ii) has delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by the Receivable balance as of the Cut Off Date.

          (h) Existing Financing Statements. There is no financing statement or similar statement or instrument of registration under the law of any jurisdiction now on file or registered in any public office covering any interest of any kind in the Accounts or Receivables, or intended so to be, and Seller will not execute or authorize there to be on file in any public office any financing statement or similar statement or instrument of registration under the laws of any jurisdiction relating to the Accounts or Receivables, except any financing statements or assignments to be filed in respect of and covering any security or other interest of Buyer or the Trustee pursuant to this Agreement or the Servicing Agreement.

          (i) Filings. All filings and recordings required to perfect the title of Buyer to the Receivables purchased hereunder have been or will have been accomplished prior to the Initial Closing Date and each Addition Date and are in full force and effect, and Seller shall at its expense perform all acts and execute all documents reasonably requested by Buyer at any time to evidence, perfect, maintain, and enforce the title of Buyer in such Receivables and the transfer thereof to the Trust. Seller will, at the reasonable request of Borrower, execute and file additional financing statements reasonably satisfactory in form and substance to Buyer.

          (j) Binding Obligation. The Conveyance Papers constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (k) Valid Conveyance. As of the Initial Closing Date, the Convey ance Papers then in existence constitute a valid sale, assignment, and conveyance to Buyer of all right, title, and interest of Seller in, to, and under the Receivables then existing and thereafter created in the Accounts (other than Receivables in the Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all proceeds (including, without limitation, "proceeds" as defined in the UCC in any state where Seller' s or Servicer's chief executive offices or books and records relating to Receivables are located) of such Receivables and Insurance Proceeds relating thereto, and such property will be held free and clear of any Lien of any Person claiming through or under Seller, except for Liens permitted under subsection 5.1(d).

          (l) Eligibility of Receivables. Seller hereby represents and warrants to Buyer as of the Initial Closing Date that (i) each Receivable then existing is an

Eligible Receivable, (ii) each Receivable then existing has been conveyed to Buyer free and clear of any Lien of any Person claiming through or under Seller and in compliance, in all material respects, with all Requirements of Law applicable to Seller and (iii) with respect to each Receivable then existing, all consents, licenses, approvals, or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the transfer of such Receivable to Buyer have been duly obtained, effected, or given and are in full force and effect. On each day on which any new Receivable is conveyed by Seller to Buyer hereunder, Seller shall be deemed to represent and warrant to Buyer that (i) each Receivable conveyed on such day is an Eligible Receivable, (ii) each Receivable conveyed on such day has been conveyed to Buyer free and clear of any Lien of any Person claiming through or under Seller and in compliance, in all material respects, with all Requirements of Law applicable to Seller, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected, or given by Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect, and (iv) the representations and warranties set forth in Subsections 4.1(j) and (k) are true and correct with respect to each Receivable transferred on such day as if made on such day.

          (m) Eligible Accounts. As of the Cut Off Date, each Account (other than Additional Accounts) is an Eligible Account.

     Section 4.2 Seller's Representations and Warranties Regarding Additional Accounts. Seller represents and warrants, and agrees with Buyer, as of each Addition Date, that:

          (a) Reconfirmation of Representations and Warranties. All representations and warranties made by Seller pursuant to Section 4.1 hereof remain true and correct in all respects as of such Addition Date as if made on such date.

          (b) Identification of Accounts and Receivables. Seller has, as of the Addition Date with respect to Additional Accounts added pursuant to subsection 2.2(a), and will have, as of the fifth Business Day after the first day of the calendar month occurring after any Addition Date occurring under subsection 2.2(b), (i) indicated in its computer files that Receivables created in respect of the Additional Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the

Certificateholders and (ii) delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and correct list of all such Additional Accounts, identified by account number and by the Receivable balance as of the Addition Date for Additional Accounts added pursuant to subsection 2.2(a) hereof and as of such fifth Business Day of a calendar month with respect to Additional Accounts added pursuant to subsection 2.2(b) hereof.

          (c) Eligibility of Accounts. Each Additional Account is, as of the Addition Date, an Eligible Account.

          (d) Selection Procedures. No selection procedures believed by Seller to be materially adverse to the interests of Buyer or its successors and assigns were utilized by Seller in selecting the Additional Accounts from Seller's available Eligible Accounts.

          (e)  Insolvency.  Seller is not insolvent as of the Addition Date.

          (f) Bankruptcy Proceeding. Seller has not filed a voluntary proceed-ing under the federal bankruptcy laws and has no knowledge of the filing of any involuntary proceeding against it under such laws.

          (g) Valid Conveyance. As of each Addition Date, a valid sale, assignment, and conveyance to Buyer of all right, title, and interest of Seller in, to, and under the Receivables then existing and thereafter created in respect of the Additional Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all proceeds (including, without limitation, "proceeds" as defined in the UCC in any state where Seller's or Servicer's chief executive offices or books and records relating to the Receivables are located) of such Receivables and Insurance Proceeds relating thereto, has been consummated, and such property will be held free and clear of any Lien of any Person claiming through or under Seller, except for Liens permitted under Section 5.1(d).

     Section 4.3 Representations and Warranties of Buyer. As of the Initial Closing Date, and each Addition Date, Buyer hereby represents and warrants to, and agrees with, Seller that:

          (a) Organization and Good Standing. Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver, and perform its obligations under the Conveyance Papers.

          (b) Due Qualification. Buyer is neither required to qualify, nor to register, as a foreign corporation in any state other than the State of Texas, in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Buyer required under federal and Delaware law.

          (c) Due Authorization. The execution and delivery of the Conveyance Papers and the consummation of the transactions provided for in the Conveyance Papers have been duly authorized by Buyer by all necessary corporate action on the part of Buyer.

          (d) No Conflict. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers and the fulfillment of the terms of the Conveyance Papers will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Buyer is a party or by which it or any of its properties are bound.

          (e) No Violation. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with or violate any Requirements of Law applicable to Buyer.

          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Buyer, threatened against Buyer, before any Governmental Authority (i) asserting the invalidity of the Conveyance Papers,
(ii) seeking to prevent the consummation of any of the transactions contemplated by the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of Buyer, would materially and adversely affect the performance by Buyer of its obligations under the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Conveyance Papers.

          (g) All Consents Required. All approvals, authorizations, licenses, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers have been obtained.

     The representations and warranties set forth in this Article IV shall survive the conveyance of the Receivables to Buyer, and termination of the rights and obligations of the Buyer and Seller under this Agreement. Upon discovery by Buyer or Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.


                                   ARTICLE V

                         COVENANTS OF SELLER AND BUYER

     Section 5.1 Seller Covenants. Seller hereby covenants and agrees with Buyer as follows:

          (a) Credit Card Agreements and Guidelines. Seller shall comply with and perform its obligations under the Credit Card Agreements relating to the Ac-counts and the Credit Card Guidelines, except insofar as any failure so to comply or conform would not materially and adversely affect the rights of the Trust or the Certificateholders under the Servicing Agreement or under the Certificates. In that regard, except as aforesaid, and so long as such changes are made applicable to comparable segments of the revolving credit card accounts owned and serviced by Seller which have characteristics the same as, or substantially similar to, the Accounts pursuant to which the Receivables were created, Seller shall be free to change the terms and provisions of such Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the calculation of the amount, the timing, or charge-offs).

          (b) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirements of Law or as is deemed by Seller to be necessary in order for Seller to maintain its business on a competitive basis based on a good faith assessment by Seller of the nature of its competition in its business, Seller shall not reduce at any time (x) the Periodic Finance Charges assessed in respect of any Accounts, or (y) any other fees charged on any of the Accounts, if as a result of such reduction, Seller's reasonable expectation of the Portfolio Yield (as defined in the

Servicing Agreement) as of such date would be less, than the highest of the Base Rates (as defined in the Servicing Agreement) for the Series then outstanding.

          (c) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Seller will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC as in effect in any state where Seller's or Servicer's chief executive offices or books and records relating to such Receivable are located). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder; provided, however, that any such contract which shall be governed by Florida law may provide for the retention of a security interest in any goods purchased by the Obligor, except those goods that are goods that are considered real property under Florida law.

          (d) Security Interests. Except for the conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Seller will immediately notify Buyer and the Trustee of the existence of any Lien on any Receivable; and Seller shall defend the right, title, and interest of Buyer and its successors and assigns in, to, and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Seller; provided, however, that nothing in this Section 5.l(d) shall prevent or be deemed to prohibit Seller from suffering to exist upon any of the Accounts or Receivables any Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if Seller shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (e) Location of Books and Records. Seller's copies of originals or duplicates of all documents evidencing all Credit Card Agreements and Accounts are kept by Seller at, and only at, the locations specified on Schedule Two hereto, and Seller will not relocate such offices, its chief executive office, or such documents or related records and books unless Seller shall have given to Buyer not less than 15 days' written notice of its intention to do so, clearly describing the new location. If as a result of such relocation, the applicable provisions of the UCC or any other applicable law require the filing of any amendment to any previously-filed financing or continuation statement or the filing of a new financing statement, Seller shall file such financing statement or amendment as may be necessary with respect to the transfer of Accounts (as defined in Section 9-106 of the UCC in effect in any state where Seller's chief executive office or books and records relating to the Receivables are located). Seller shall at all times maintain each office in which it maintains records with respect to Receivables and its chief executive office within the United States of America. Additionally, Seller shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.2 hereof) in its computer or other records to reflect that the Receivables arising in such Account have been sold to Buyer and transferred by Buyer to the Trust pursuant to the Servicing Agreement. Seller shall, prior to the sale or transfer to a third party of any receivable owned by Seller or held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

          (f) Change of Name or Corporate Structure. Within 30 days after Seller makes any change in its name, identity, or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 2.1 above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the state where such financing statement or continuation statement was filed, Seller shall file such financing statements or amendments as may be necessary with respect to the transfer of Accounts.

          (g) Servicing Agreement. On or before the Initial Closing Date, Seller shall enter into the Servicing Agreement with Buyer and the Trustee.

          (h) Further Assurances. Seller will make, execute or endorse, acknowledge, and file or deliver to Buyer from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Receivables and other rights covered by this Agreement, as Buyer may request and reasonably require.

          (i) Indemnification. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which Buyer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon (i) a breach by Seller of its warranties and covenants contained in Section 4. 1 or (ii) the representations of Seller contained in Section 4.2, or any information certified in any Schedule delivered by Seller hereunder, being untrue in any material respect at any time. The obligations of Seller under this Section 5.1(i) shall be considered to have been relied upon by Buyer and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by Buyer or on its behalf.

          (j) Municipal and Local Taxes. Seller shall be responsible for collecting all state, local, and municipal taxes associated with the Accounts and Receivables and for remitting the same to the appropriate Governmental Authority, together with all tax returns, reports, or affidavits required by such Governmental Authority in connection therewith.

          (k) Conveyance of Accounts. Seller shall not convey, assign, exchange, or otherwise transfer the Accounts to any Person prior to termination of this Agreement and the Servicing Agreement.

          (l) Purchase of Additional Participation in Exchangeable Certificate. If Buyer shall become obligated to purchase any Series of Investor Certificates pursuant to Section 12.2(a) of the Servicing Agreement, all conditions precedent to such purchase have been satisfied other than the deposit into the Distribution Account as required thereby and Buyer does not have sufficient cash to make such deposit, Seller shall purchase an participation interest in the Exchangeable Certificate in an amount equal to the amount of the deposit into the Distribution Account which Buyer is required to make pursuant to subsection 12.2(a) of the Servicing Agreement; the purchase of such participation interest shall be effected on or prior to the date Buyer is required to make such deposit into the Distribution Account. The participation interest purchased pursuant hereto shall increase and be in addition to any participation interest purchased by Seller from Buyer pursuant to Section 3.3 hereof, and shall have the same characteristics as the participation interest described in such Section 3.3, accruing interest from the date of purchase until repaid at the rate specified in Section 3.3.

     Section 5.2 Buyer Covenants Regarding Nondisclosure; Inspection. Buyer hereby covenants and agrees with Seller (and agrees to cause the Trustee) not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to Buyer (or to Trustee if Buyer so directs) pursuant to Sections 2.1, 2.2, 7.1(c), and 7.2(c) hereof, except as is required in connection with the performance of the Trustee's duties under the Servicing Agreement or in enforcing the rights of the Certificateholders and except such disclosures as are required upon appointment of a successor Servicer under the Servicing Agreement. Buyer agrees (and shall cause the Trustee) to take such measures as shall be reasonably requested by Seller to protect and maintain the security and confidentiality of such information, and in connection therewith, shall allow Seller to inspect the applicable security and confidentiality arrangements from time to time in normal business hours. Buyer shall (and shall cause the Trustee) to give Seller five days prior written notice of any disclosure pursuant to this Section 5.2.


                                  ARTICLE VI

                             REPURCHASE OBLIGATION

     Section 6.1  Mandatory Repurchase.

          (a) Ineligible Receivables. In the event of a breach of any representation and warranty set forth in subsection 4.1(1) hereof, within 60 days (or with the prior written consent of Buyer, such longer period specified in such consent) of the earlier to occur of the discovery of such breach by Seller, or receipt by Seller of written notice of such breach given by Buyer, Seller shall repurchase and Buyer shall convey, without recourse, representation, or warranty, all of Buyer's right, title, and interest in each Principal Receivable to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such repurchase shall be required to be made with respect to such Ineligible Receiv-able if, on any day within such 60-day period (or such longer period as may be specified in the consent), either (i) the representations and warranties in the second sentence of subsection 4.l(l) with respect to such Ineligible Receivable shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been conveyed to Buyer on such day, or (ii) the aggregate amount of Ineligible Receivables outstanding at any time and with respect to which such representations and warranties continue to be incorrect in any material respect does not in the sole reasonable judgment of an officer of Buyer have a material adverse effect on the interest of the Trust in the Receivables as a whole, including the ability of the Servicer in its sole reasonable judgment to collect the Receivables.

          (b) In the event of a breach of the representations and warranties set forth in subsections 4.1(j) and (k) hereof, Buyer may give Seller written notice directing Seller to repurchase all of the Principal Receivables after 45 days of such notice (or within such longer period as may be specified in such
notice); whereupon,   Seller shall repurchase and Buyer shall convey, without
recourse, representation, or
warranty, all of Buyer's right, title, and interest in all of the Principal Receivables on a Settlement Date first occurring after such applicable period on the terms and conditions set forth below; provided, however, that no such repurchase shall be required to be made if, at any time during such applicable period the representations and warranties contained in subsections 4.1(j) and
(k) shall then be true and correct in all material respects.

          (c) The Repurchase Price for the Principal Receivables shall be an amount equal to: (i) for Ineligible Receivables repurchased pursuant to subsection 6.l(a) hereof, the aggregate face amount of each such Ineligible Receivables on the date of repurchase, and (ii) for Principal Receivables repurchased pursuant to subsection 6.l(b) hereof, an amount equal to the "deposit amount" paid pursuant to subsection 2.4(e) of the Servicing Agreement. Payment of the Repurchase Price may be made, at the option of Seller: (i) in immediately available funds; (ii) as a reduction in the Seller's interest in and to any participation interest in the Buyer's interest in the Trust, including, without limitation, Buyer's interest in the Exchangeable Certificate held by Seller pursuant to Sections 3.3 and 5.1(1) hereof in an amount equal to the unpaid portion of the Repurchase Price; or (iii) any combination of the foregoing; provided, however, that Seller must make payment of a sufficient portion of the Repurchase Price in immediately available funds to enable Buyer to make any cash payment to the Trust then required under the Servicing Agreement.

     Section 6.2 Optional Repurchases. (a) Buyer shall have the option to require Seller to repurchase all of Buyer's rights, titles, and interests in, to, and under all Receivables created pursuant to certain Accounts designated by Buyer (the "Removed Accounts"); provided that, Buyer shall only be entitled to require such repurchase (i) if Buyer is able to effect a retransfer of such Receivables from the Trust in compliance with Sections 2.7 or 10.2 of the Servicing Agreement, and (ii) if Buyer and Seller mutually agree as to the designation of the Removed Accounts. On or before the fifth Business Day (the "Repurchase Notice Date") prior to the date on which the Removed Accounts will be designated by Buyer, Buyer shall give Seller written notice of its election to require Seller to so repurchase the Receivables of the Removed Accounts on the date specified in such notice (the "Repurchase Date"). The Repurchase Price for an optional repurchase effected pursuant to this Section 6.2(a) shall be:
(i) for Receivables purchased pursuant to Section 2.7 of the Servicing Agreement, an amount equal to the unpaid Principal Receivables repurchased on the Repurchase Date and (ii) for Receivables purchased pursuant to Section 10.2 of the Servicing Agreement, an amount equal to the "deposit amount" paid in compliance with Section 10.2 of the Servicing Agreement. Upon execution and delivery of any Reconveyance effecting any repurchase as contemplated in this Section 6.2(a), Buyer shall have no further right, title, or interest in any Receivables from the Removed Accounts.

          (b) Payment of the Repurchase Price as specified in Section 6. 2(a) above shall be made in any manner provided for in Section 6. 1 hereof; provided, however, that Seller must make payment of a sufficient portion of the Repurchase Price in immediately available funds to enable Buyer to make any cash payment to the Trust then required under the Servicing Agreement.

     Section 6.3 Conveyance of Repurchased Receivables. On or prior to the date that Seller is required to repurchase Receivables under Section 6.1, or on the date Seller is permitted to purchase any Receivables under Section 6.2, or on any Repurchase Date, as the case may be, Buyer shall execute and deliver to Seller a Reconveyance substantially in the form and upon the terms of Exhibit B hereto, pursuant to which Buyer conveys to Seller all of Buyer's right, title, and interest in the repurchased Receivables and, with respect to repurchases effected pursuant to Section 6.2 hereof, within three Business Days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Repurchase Notice Date. Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as Seller may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.

     Section 6.4 Sole Remedy. The obligation of Seller to repurchase the Ineligible Receivables pursuant to Section 6.1 hereof shall constitute the sole remedy available to Buyer, the Trustee, any Certificateholder, any Letter of Credit Bank, or any other Person respecting any breach of the representations and warranties set forth in subsections 4.1(j), (k), and (1) with respect to such Receivables.

     Section 6.5 Selection of Removed Accounts. By giving the written notice on the Repurchase Notice Date as required in Section 6.2 and by acceptance of the Reconveyance, Seller represents and warrants that no selection procedures believed by Seller to be materially adverse to the interests of Buyer or the holders of the Certificates were utilized in selecting the Removed Accounts.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT


     Section 7.1 Conditions to Buyer's Obligations Regarding Initial Receivables. The obligations of Buyer to purchase the Receivables in Initial Accounts on the Initial Closing Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Seller contained in this Agreement shall be true and correct on the Initial Closing Date with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Initial Accounts provided to Buyer shall be true and correct as of the Cut Off Date in all material respects;

          (c) Seller shall have delivered to Buyer a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Cut Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

          (d) Seller shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in any state where the Seller's or Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables from Seller to Buyer, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to Buyer;

          (e) On or before the Initial Closing Date, Seller, Buyer, and the Trustee shall have entered into the Servicing Agreement and the initial closing under the Servicing Agreement shall take place simultaneously with the initial closing hereunder; and

          (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Buyer, and Buyer shall have received from Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Buyer may reasonably have requested.

     Section 7.2 Conditions to Buyer's Obligations Regarding Supplemental Conveyances. The obligations of Buyer to purchase any Receivables created under any Additional Accounts shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Seller contained in this Agreement shall be true and correct on the Addition Date with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Additional Accounts provided or to be provided to Buyer shall be true and correct in all material respects as of the Addition Date with respect to Additional Accounts added pursuant to subsection 2.2(a) and as of the fifth Business Day after the first day of the calendar month occurring after any Addition Date arising under subsection 2.2(b);

          (c) Seller shall have, on or before each Addition Date with respect to Additional Accounts added pursuant to subsection 2. 2(a) and on or before the fifth Business Day after the first day of the Monthly Period occurring after any Addition Date arising under subsection 2.2(b): (i) indicated in its computer files that Receivables created in respect of the Additional Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders,
(ii) delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and correct list of all such Additional Accounts, identified by account number and by the Receivable balance as of the Addition Date for Additional Accounts added pursuant to subsection 2.2(a) or as of such fifth Business Day of a Monthly Period with respect to Additional Accounts added pursuant to subsection 2.2(b) hereof; and (iii) substantially performed all other obligations required to be performed by the provisions of this Agreement;

          (d) Seller shall have executed and delivered a Supplemental Convey-ance in conformity with the requirements of Section 2.2 hereof; and

          (e) Seller shall have recorded and filed, at its expense, any financing statement with respect to the Receivables in such Additional Accounts now existing

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

and hereafter created in connection with the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in any state where Seller's or Servicer' s chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables from Seller to Buyer, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to Buyer.

     Section 7.3 Conditions Precedent to Seller's Obligations. The obligations of Seller to sell Receivables on the Initial Closing Data and on any Addition Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

          (b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.3 and 3.4 hereof.

          (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Seller, and Seller shall have received from Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Seller may reasonably have requested.


                                 ARTICLE VIII

                              TERM & TERMINATION

     Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until:
(a) the Trust terminates; or (b) upon the occurrence of any of the following events: Buyer or Seller shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 90 days after its filing; provided, however, that Buyer shall have no duty to continue to purchase Receivables or accept designation of Additional Accounts from and after the filing of an involuntary petition but prior to dismissal; or (v) become unable for any reason to convey or reconvey Receivables in accordance with the provisions of this Agreement; provided, however, that the termination of this Agreement pursuant to this subsection 8.1(b) hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations with respect to Receivables sold prior to such termination.

     Section 8.2 Effect of Termination. No termination nor rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of Seller or Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pretermination breaches of representations and warranties by Seller or Buyer. Without limiting the foregoing, prior to termination, neither the failure of Seller to deliver computer records of Additional Accounts or Settlement Statements, nor the failure of Buyer to pay a Settlement Statement shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Section 5 or Section 9.1 of this Agreement render an executed sale executory.


                                  ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.1 Amendment. This Agreement and any other Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Buyer and Seller in accordance with this Section 9.1. This Agreement and any other Conveyance Papers may be amended from time to time by Buyer and Seller to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any other Conveyance Papers or to add any other provisions with respect to matters or questions arising under this Agreement or any other Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any other Conveyance Papers; provided, however, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Trustee) adversely affect in any material respect the interests of the Trustee for the benefit of the Certificates, unless the Trustee shall consent thereto. Any Supplemental Conveyance or Reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

     Section 9.2 Governing Law. This Agreement and the other Conveyance Papers shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of Seller, 2700 West Plano Parkway, Plano, Texas 75075, Attention:
President, (b) in the case of Buyer, 14841 North Dallas Parkway, Dallas, Texas 75240, Attention: Treasurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or any other Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Conveyance Paper.

     Section 9.5 Assignment. Notwithstanding anything to the contrary contained herein, other than Buyer's assignment of its rights, title, and interests in, to, and under this Agreement to the Trustee for the benefit of the Certificateholders as contemplated by the Servicing Agreement and Section 9.6 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto.

     Section 9.6 Acknowledgment and Agreement of Seller. By execution below, Seller expressly acknowledges and agrees that all of Buyer's rights, titles, and interests in, to, and under this Agreement, including, without limitation, all of Buyer's rights, titles, and interests in and to Receivables purchased pursuant to this Agreement, shall be assigned by Buyer to the Trustee for the benefit of the Certificateholders, and Seller consents to such assignment. Additionally, Seller agrees fox the benefit of Trustee and the Letter of Credit Banks that any amounts payable by Seller to Buyer hereunder which are to be paid by Buyer to the Trustee for the benefit of the Certificateholders, including, without limitation, payments to be made under subsections 5.1(1), 6.1(b), and
6.2 hereof, shall be paid by Seller, on behalf of Buyer, directly to the Trustee.

     Section 9.7 Further Assurances. Buyer and Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

     Section 9.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Buyer or Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     Section 9.9 Counterparts. This Agreement and all other Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.10 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee shall be considered a third-party beneficiary of this Agreement.

     Section 9.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Conveyance Papers. This Agreement and the other Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.12 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.13 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 9.14 Estimation and Calculation of Finance Charge Receivables. At all times and for all purposes of this Agreement, the amount of Finance Charge Receivables outstanding at any point in time shall be determined in the manner described in Section 1.3 of the Servicing Agreement.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     JCP RECEIVABLES, INC.


                                     By: /s/ Michael D. Porter
                                        --------------------------------
                                        Title:  President


                                     J. C. PENNEY COMPANY, INC.


                                     By: /s/ Donald A. McKay
                                        --------------------------------
                                        Title:  Vice President